Secretary of State
Division of Corporations
Filed 09:00 AM 11/6/1996
960323447-2680091


                          CERTIFICATE OF INCORPORATION
                                       OF
                         WINCHESTER MINING CORPORATION


     FIRST: The name of this corporation is Winchester Mining Corporation.

     SECOND: Its registered office in the State of Delaware is to be located at 1313 N. Market Street, Wilmington, DE 19802-1351, County of New Castle. The registered agent in charge thereof is The Company Corporation, address "same as above."

     THIRD: The nature of the business and, the objects and purposes proposed to be transacted, and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any party of the world: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:   The  amount  of  the  total  authorized  capital  stock  of  this corporation is divided into:

100,000,000 shares of stock at $.0001 par value.

     FIFTH: The name and mailing address of the incorporator is as follows:

Regina Cephas, 1313 N. Market St., Wilmington, DE  19801-1151

     SIXTH: The Directors shall have power to make and to alter or amend the By-Laws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation. With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

     The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholder; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law of the By-Laws, or by resolution of the stockholders.

     The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

     SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived as improper personal benefit.

     I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

Dated:  November 6, 1996

                                        /s/Regina Cephas
                                        Regina Cephas

                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "WINCHESTER MINING CORPORATION" FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 2000, AT 11:49 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



SEAL

                              /s/Edward J. Freel, Secretary of State
                              Authentication: 0318925
                              Date: 03-16-00

                               STATE OF DELAWARE
                            CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

Winchester Mining Corporation, a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1. The name of the corporation is Winchester Mining Corporation.

     2. Its registered office in the State of Delaware is located at 1013 Centre Road, City of Wilmington, Zip Code 19805, County of Newcastle. The name and address of its registered agent is The Company Corporation, 1013 Centre Road, Wilmington, Delaware 19805.

     3. The date of filing of the original Certificate of Incorporation in Delaware was November 6, 1996.

     4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, A.D., 1999, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Gary Burnie, the last and acting authorized officer hereunto set his hand to this certificate this 10th day of February, A.D. 2000.


                                   By:/s/Wayne Miller
                                   Authorized Officer

                                   Name: Wayne Miller
                                   Print or Type

                                   Title:  President